Exhibit 99.1

Insmed Appoints Two New Directors to Its Board

—Paul Hudson, Former CEO of Sanofi and Novartis Pharmaceuticals, and Utpal Koppikar, CFO of Verily Health and Veteran Biopharma Finance Leader, Join as New Independent Directors—

BRIDGEWATER, N.J., Oct. 20, 2026 -- Insmed Incorporated (Nasdaq: INSM), a people-first global biopharmaceutical company striving to deliver first- and best-in-class therapies to transform the lives of patients facing serious diseases, today announced the appointment of Paul Hudson and Utpal Koppikar as independent members of its Board of Directors, effective immediately. The additions bring deep expertise in global biopharma leadership, commercial strategy, and financial management to Insmed's Board as the Company continues to advance its portfolio in pursuit of its mission to transform the lives of patients with serious and rare diseases.

“Paul and Utpal are exceptional additions to our Board, and I am delighted to welcome them to Insmed,” said Will Lewis, Chair and Chief Executive Officer of Insmed. “Paul's experience leading some of the world’s largest and most complex biopharma organizations, combined with his deep commercial and strategic acumen, will be invaluable as we continue to execute our global growth strategy. Utpal brings demonstrated financial expertise and a strong track record of value creation across the biopharma industry, which will be a tremendous asset as we work to advance our pipeline and build long-term shareholder value. Together, they further strengthen our Board's capabilities at a pivotal time for Insmed, and I look forward to the perspectives and insights they will deliver.”

Mr. Hudson brings more than three decades of senior executive leadership across some of the world's most prominent biopharmaceutical companies. He most recently served as Chief Executive Officer (CEO) of Sanofi S.A. from September 2019 through February 2026, where he led a sweeping transformation of the organization. Prior to Sanofi, Mr. Hudson served as CEO of Novartis Pharmaceuticals from 2016 to 2019 and as a member of the Novartis Executive Committee. His career in healthcare has spanned the globe, with roles in the U.S., Japan, and Europe. Prior to Novartis, he held a series of senior operational and commercial leadership positions at AstraZeneca, including President of AstraZeneca United States and Executive Vice President, North America. Mr. Hudson began his career in sales and marketing roles at Schering-Plough, GlaxoSmithKline UK, and Sanofi-Synthélabo UK.

“Insmed is a company I have admired for years — one that has built a remarkable track record of scientific innovation, clinical execution, and commercial prowess,” said Paul Hudson. “I am honored to join the Board at such an exciting inflection point for the Company. I look forward to leveraging my experience in global commercial strategy and organizational transformation to support Insmed’s continued growth and unwavering commitment to patients.”

Mr. Koppikar is a seasoned biopharma finance executive with a distinguished track record of driving financial leadership across multiple stages of company growth. He has served as Chief Financial Officer (CFO) at Verily Health Inc., a healthcare data intelligence company focused on enabling more personal, predictive, and precise health solutions, since April 2023, where he is responsible for the finance, real estate and workplace services, and corporate development functions. Previously, Mr. Koppikar served as Executive Vice President and CFO at Atara Biotherapeutics from 2018 to 2023. Prior to Atara, he held several senior financial leadership positions at Gilead Sciences and Amgen. Mr. Koppikar currently serves on the Board of Directors of C4 Therapeutics, Inc. (Nasdaq: CCCC).

“Insmed's pipeline, commercial momentum, and people-first culture make it a truly compelling organization,” said Utpal Koppikar. “I am thrilled to join the Board and look forward to helping guide the Company’s financial and operational strategy as it continues to scale its business in an effort to bring additional transformative therapies to patients in need.”

About Insmed

Insmed Incorporated is a people-first global biopharmaceutical company striving to deliver first- and best-in-class therapies to transform the lives of patients facing serious diseases. The Company is advancing a diverse portfolio of approved and mid- to late-stage investigational medicines — including two approved therapies to treat chronic, debilitating lung diseases — as well as cutting-edge drug discovery focused on serving patient communities where the need is greatest. Insmed's commercial portfolio and clinical pipeline are organized around three therapeutic areas: Respiratory, Immunology & Inflammation, and Neuro & Other Rare. The Company's research engine is advancing a wide range of technologies and modalities, including gene therapy, AI-driven protein engineering, RNA end-joining, and synthetic rescue, in the pursuit of future pipeline candidates.

Headquartered in Bridgewater, New Jersey, Insmed has offices and research locations throughout the United States, Europe, and Japan. Visit www.insmed.com to learn more or follow us on LinkedIn, Instagram, YouTube, and X.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. "Forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "intends," "potential," "continues," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) may identify forward-looking statements.

The forward-looking statements in this press release are based upon the Company's current expectations and beliefs, and involve known and unknown risks, uncertainties, and other factors, which may cause the Company's actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements, or timings discussed, projected, anticipated, or indicated in any forward-looking statements.

The Company may not actually achieve the results, plans, intentions, or expectations indicated by the Company's forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company's business, please see the factors discussed in Item 1A, "Risk Factors," in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Company filings with the Securities and Exchange Commission (SEC).

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:

Investors:
Gianna De Palma
Associate Director, Investor Relations
investor.relations@insmed.com

Media:
Claire Mulhearn
Vice President, Corporate Communications
media@insmed.com